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                                                                   EXHIBIT 10.1



                              SEPARATION AGREEMENT

         THIS SEPARATION AGREEMENT (the "Agreement"), dated as of June 30, 1999, is by and between Mary Margaret Hamlett ("Hamlett") and Advocat Inc., a Delaware corporation (the "Company").

                                    RECITALS

         1. Hamlett and the Company entered into an Employment Agreement dated as of May 14, 1994 (the "Employment Agreement").

         2. Hamlett and the Company desire to document their agreement regarding Hamlett's separation from employment with the Company effective June 30, 1999 (the "Effective Date").

         3. Under the Company's 1994 Non-Qualified Stock Option Plan for Directors of Advocat Inc. (the "Directors Plan"), Hamlett was granted a total of 20,000 options to purchase shares of Company stock, and under the Company's Incentive and Non-Qualified Stock Option Plan for Key Personnel of Advocat Inc. (the "Key Personnel Plan"), Hamlett was granted a total of 110,000 options to purchase shares of Company stock (together the "Options") pursuant to certain stock option agreements dated May 10, 1994, December 31, 1995, March 1, 1996, December 31, 1997, April 1, 1998 and December 31, 1998 between Hamlett and the Company (collectively, the "Option Agreements").

         4. The parties have agreed to settle in the manner set forth in this Agreement any claims or controversies which might arise between Hamlett and the Company with respect to Hamlett's employment with the Company, Hamlett's separation from the Company, and any claims pursuant to the Employment Agreement, or any issues concerning the Options.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Termination. Hamlett's employment with the Company and her position as Director, Chief Financial Officer, Executive Vice President and Secretary of the Company and its subsidiaries are hereby terminated as of the Effective Date of this Agreement.

         2. Agreements with Respect to Certain Obligations. Hamlett and the Company agree as follows:

            (a) In full satisfaction of the Company's obligations to Hamlett under the Employment Agreement, the Company hereby agrees (i) to pay Hamlett a sum equal to one hundred percent (100%) of her annual base salary, including monthly auto allowance,



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as in effect on the Effective Date, in twelve (12) equal monthly installments, less the usual and customary withholdings, commencing on the Effective Date;
(ii) that all Options issued to Hamlett under the Option Agreements shall be fully vested as of the Effective Date, and Hamlett shall have eighteen (18) months to exercise such options; (iii) to pay Hamlett accrued but unpaid salary, including accrued but unpaid vacation pay, due from Company through the Effective Date; (iv) to continue providing Hamlett employee benefits and perquisites to which she is entitled on the Effective Date for twelve (12) months; or until Hamlett begins receiving similar benefits and perquisites from another employer, whichever is earlier; and (v) to provide continuing coverage under the Company's directors and officers insurance plan as specified in
Section 2(b) below. With respect to subsection 2(a)(iv) hereof, any such benefits and perquisites Hamlett does not receive from another employer will continue for the full 12 months.

            (b) The Company will provide director and officer liability insurance coverage in amounts, and on terms and conditions, no less favorable to Hamlett than the coverage provided for any other present or former officer or director of the Company, until the earlier of (i) the fifth anniversary of the Effective Date or (ii) such time as the Company and its affiliates no longer maintain any policy of insurance covering errors or omissions by any of the Company's present or former officers or directors. The Company will, promptly upon written request and to the fullest extent legally permitted or authorized by the Company's certificate of incorporation, by-laws or Board resolutions or, if greater, by the laws of the State of Delaware, indemnify and hold harmless Hamlett in all pending or threatened actions, suits and proceedings, against her or threatened against her, whether civil, criminal, administrative, or investigative by reason of the fact that Hamlett was a director, officer, or agent of the Company, or was at the Company's request serving as a director, officer, employee or agent of another entity, against all costs, expenses, liabilities and losses (including, without limitation, judgments, interest, penalties, fines, ERISA excise taxes or penalties, attorneys' fees reasonably incurred, expenses of investigation reasonably incurred, and reasonably amounts paid to or to be paid in settlement) that are suffered or incurred by her in connection with any such pending or threatened action, suit or proceeding, and such indemnification shall inure to the benefit of Hamlett's heirs, executives, and administrators. In addition, The Company shall advance to Hamlett all costs and expenses (including, without limitation, attorneys fees) reasonably incurred by her in connection with any such pending or threatened action, suit or proceeding within 20 days after receipt by the Company of a written request for advancement accompanied by (x) documentation reasonably evidencing the sums for which advancement is sought and (y) to the extent required by law, an undertaking by Hamlett to repay the amount advanced if she is ultimately determined not to be entitled to indemnification against such costs and expenses. Notwithstanding anything herein to the contrary, Hamlett shall not be entitled to indemnification if it is prohibited by Delaware General Corporation Law, and nothing in this Agreement shall limit or reduce Hamlett's rights under the Company's current Certificate of Incorporation.


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            (c) In the event that any of the entities or individuals with which Hamlett has worked on the Company's behalf during the twelve (12) months preceding the Effective Date enters into a binding agreement before the first
(1st) anniversary of the Effective Date which ultimately results in change of control of the Company, the Change in Control provisions set forth in Section XI of the Employment Agreement shall apply, and any payments due under Section 2(a)(i) hereof shall be accelerated and the total of such payments under Section 2 (a)(i) shall be applied toward any amounts owed to Hamlett under Section XI of the Employment Agreement. For purposes of this section, a Change in Control shall be defined as such term is defined in the Employment Agreement.

            (d) If a significant number of options belonging to directors or management employees are repriced during the 18 months after the Effective Date, the Company will reprice Hamlett's options in the same manner at the same price level.

         3. Releases.  Hamlett and the Company agree as follows:

            (a) Hamlett hereby releases the Company and its shareholders, affiliates, agents and representatives from any causes of action, claims, demands, debts, liability, expense or costs of court of any and every character and nature whatsoever, whether or not previously asserted, whether known or unknown, either in or arising out of law of contracts, torts, property rights, statutes or ordinances as to all wrongful discharge claims, all tort, intentional tort, negligence, employee benefit claims and contract claims, any claim for attorneys' fees, costs, or expenses or any claim arising from any federal, state or local civil rights and/or employment law (including but not limited to, Title VII of the Civil Rights Act of 1964, The Age Discrimination in Employment Act, and the Americans With Disabilities Act) and/or wages bonuses, commissions, at law or in equity, arising out of any matter at any time up to and including the date of execution of this Agreement; and any other matter whatsoever, it being the parties' intention that the scope and breadth of this release be as broad and extensive as lawfully possible in order to lay to rest forever any potential controversies concerning any matters existing or occurring prior to the execution of this Agreement; provided, however, that Hamlett does not intend by this Agreement to release any rights that she may have arising from the terms of this Agreement.

            (b) The Company hereby releases Hamlett from any causes of action, claims, demands, debts, liability, expense or costs of court of any and every character and nature whatsoever, whether or not previously asserted, whether known or unknown, either in or arising out of the law of contracts, torts, property rights, statutes or ordinances, all tort, intentional tort, negligence, reimbursement claims, employee benefit claims and contract claims, any claim for attorneys' fees, costs, or expenses, at law or in equity, arising out of any matter related to the Company employment of Hamlett up to and including the date of execution of this Agreement; and any other matter whatsoever, it being the parties' intention that the scope and breadth of this release be as broad and extensive as lawfully possible in order to lay to rest forever any potential controversies concerning any matters existing or occurring prior to the execution of this Agreement; provided, however, that the Company does not intend by this Agreement to release any rights that it may have arising





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from the terms of this Agreement or from the provisions of the Employment
Agreement that by their terms survive a termination of the Period of Employment.


            (c) Although Hamlett has never raised an age discrimination issue, in order for this Agreement to embody a release of all claims as contemplated by both parties, federal law stipulates that Hamlett specifically release any potential claims on the basis of age discrimination. Therefore, in consideration for such release, and in addition to other considerations stipulated in this Agreement, the Company has agreed that it will pay Hamlett an additional One Hundred and No/100 Dollars ($100.00) promptly upon the following release becoming effective. For such consideration, Hamlett specifically releases the Company from any claims based upon any law prohibiting discrimination on the basis of Hamlett's age including but not limited to the Age Discrimination in Employment Act ("ADEA").

            (d) Hamlett acknowledges she understands the terms and conditions of this Agreement. Hamlett has had the opportunity to discuss thoroughly all aspects of this Agreement with Hamlett's legal counsel and has been advised to do so by the Company. Hamlett is voluntarily entering into this Agreement of her own free will, free of any coercion, pressure or duress. She is knowingly releasing the Company in accordance with the terms contained herein. Hamlett further acknowledges that she is receiving consideration beyond anything of value to which she is already entitled. Should Hamlett ever attempt to challenge this Agreement, Hamlett will, as a precondition, return to the Company all consideration provided to Hamlett hereunder. Hamlett will have up to twenty-one
(21) days in which to consider this Agreement. After the execution of this Agreement, Hamlett will have an additional seven (7) days to revoke this Agreement. Therefore, this Agreement will become final on the eighth (8th) day after Hamlett has executed it. Notwithstanding anything to the contrary stated in this Agreement, the Company will not be required to make any payments or provide any benefits or other consideration to Hamlett as stipulated under this Agreement until this Agreement becomes final pursuant to the provisions of this
Section 3.

            (e) The parties declare that each has carefully read this Agreement, that each has reviewed its terms with each one's respective counsel, and that each agrees to it for the purpose of making a full and final adjustment and resolution of the matters addressed herein. Nothing in this Agreement is to be construed as an admission of any kind by either Hamlett or the Company.

         4. Confidential Information. Hamlett recognizes and acknowledges that all information pertaining to the affairs, business, clients, customers or other relationships of the Company is confidential and is a unique and valuable asset of the Company. Hamlett will not, except to the extent required by law, give to any person, firm, association, corporation or governmental agency any information concerning the affairs, business, clients, customers or other relationships of the Company. Hamlett will not make use of this type of information for her own purposes or for the benefit of any person or organization

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other than the Company. Hamlett will also use her best efforts to prevent the disclosure of this information by others. All records, memoranda, etc. relating to the business of the Company, whether made by Hamlett or otherwise in her possession, are confidential and will remain property of the Company.

         5. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given properly addressed, certified mail, return receipt requested, postage prepaid as follows: if to the Company, to:

            Advocat Inc.
            277 Mallory Station Road
            Suite 130
            Franklin, Tennessee 37067
            Attention: C.W. Birkett, CEO

 with a copy to:

            Harwell Howard Hyne Gabbert & Manner, P.C.
            1800 First American Center
            Nashville, Tennessee 37238
            Attention: Mark Manner

and if to Hamlett, at:

            1608 Nottingham Place
            Nashville, Tennessee 37221

         6. In the event that any provision of this Agreement shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of this Agreement, but this Agreement shall be construed and enforced as if the illegal or invalid provision had never been inserted.

         7. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Tennessee.

         8. Entire Agreement. Except as set forth herein, this Agreement constitutes the entire Agreement among the parties with respect to the transactions contemplated in this Agreement and there are no understandings or agreements relating to this Agreement that are not fully expressed in this Agreement.



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         9. Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed, or modified, and the terms hereof may be waived, only by a written instrument signed by the parties, or in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising the right, power or privilege hereunder shall authorize a waiver thereof.

         10. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and permitted assigns and legal representatives.

         11. Arbitration. The parties agree to negotiate in good faith with respect to any dispute with respect to this Agreement or the transactions contemplated hereby. If the parties are not successful in resolving the dispute through such negotiations, then the parties agree that the dispute shall be settled by arbitration in accordance with the provisions of the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Notwithstanding anything in this Agreement to the contrary, this
Section 12 shall not apply to any dispute arising from an alleged breach of
Section 4 of this Agreement.

         12. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         13. Headings. The headings in this Agreement are for reference only, and shall not effect the interpretation of this Agreement.

         14. Authorization. The Company represents and warrants that the person executing this Agreement on behalf of the Company is duly authorized to act for and on behalf of the Company to execute and deliver this Agreement and that this Agreement is a valid, binding and enforceable agreement of the Company.



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         IN WITNESS WHEREOF, the parties have signed this Agreement as of June
30, 1999.



                                        ADVOCAT INC.

                                        By: /s/ Charles W. Birkett, M.D.
                                           ------------------------------------
                                        Name: Chairman/CEO
                                             ----------------------------------
                                        Its:
                                            -----------------------------------


                                        /s/ Mary Margaret Hamlett
                                        ---------------------------------------
                                        MARY MARGARET HAMLETT





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